SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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[_]	Soliciting Material Pursuant to Section 240.14a-12

SCANNER TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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SCANNER TECHNOLOGIES CORPORATION

____________________________

NOTICE OF ANNUAL MEETING

to be held on May 31, 2007

__________________________

TO THE SHAREHOLDERS OF SCANNER TECHNOLOGIES CORPORATION:

The Annual Meeting of the Shareholders of Scanner Technologies Corporation, a New Mexico corporation, will be held on Thursday, May 31, 2007, at 3:30 p.m., Minneapolis time, at the offices of Fredrikson & Byron, P.A., Suite 4000, 200 South Sixth Street, Minneapolis, Minnesota 55402 for the following purposes:

1.	To set the number of directors at four (4).

2.	To elect directors.

3.	To approve an increase of shares from 2,300,000 to 3,800,000 under our 2004 Equity Incentive Plan.

4.	To ratify the appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2007.

5.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 13, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting. A copy of the Annual Report for the year ended December 31, 2006 also accompanies this Notice.

You are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

Elwin M. Beaty

Chairman, President, Chief Executive Officer

and Chief Financial Officer

Minneapolis, Minnesota

Dated: April 30, 2007

PROXY STATEMENT

for the

Annual Meeting of Shareholders

of Scanner Technologies Corporation

to be held on May 31, 2007

_________________________

INTRODUCTION

The accompanying Proxy is solicited by the Board of Directors for use at our 2007 Annual Meeting of Shareholders to be held on Thursday, May 31, 2007, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

Any shareholder giving a Proxy may revoke it any time prior to its use at the 2007 Annual Meeting by giving written notice of such revocation to the Secretary or any other officer of Scanner Technologies Corporation (“Scanner”) or by filing a later dated written Proxy with one of our officers. Personal attendance at the 2007 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2007 Annual Meeting. Proxies will be voted as directed therein. Proxies which are signed by shareholders but which lack specific instruction with respect to any proposal will be voted in favor of such proposal as set forth in the Notice of Annual Meeting or, with respect to the election of directors, in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

The mailing address of the principal executive offices of Scanner is 14505 21st Avenue North, Suite 220, Minneapolis, Minnesota 55447. We expect that the Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders will first be mailed to shareholders on or about April 30, 2007.

OUTSTANDING SHARES AND VOTING RIGHTS

Shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof are shareholders of record at the close of business on April 13, 2007 (the “Record Date”). Persons who are not shareholders of record on such date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date, we had 12,235,568 shares of Common Stock, no par value, outstanding. The Common Stock is our only outstanding class of capital stock. The holders of Common Stock are entitled to one vote for each share held and may vote on each matter to be voted upon at the Annual Meeting. Holders of the Common Stock are not entitled to cumulate their votes for the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 13, 2007, certain information with respect to beneficial ownership of our Common Stock by (i) each of our named executive officers, (ii) each of our directors, (iii) each person known to us to be the beneficial owner of more than 5% of our outstanding Common Stock, and (iv) all of the directors and executive officers as a group.

Name (and Address of 5% Owner) or Identity of Group	Shares Owned Beneficially & of Record(1)		Percentage of Class (1)
Elwin M. Beaty Scanner Technologies Corporation 14505 21st Ave. N., Suite 220 Minneapolis, MN 55447	7,354,250	(2)	50.6%

David P. Mork Scanner Technologies Corporation 14505 21st Ave. N., Suite 220 Minneapolis, MN 55447	882,160	(3)	6.9%

Betsy Brenden Radtke	150,000	(4)	1.2%

Michael A. Thorsland	575,558	(5)	4.6%

Elaine E. Beaty Scanner Technologies Corporation 14505 21st Ave. N., Suite 220 Minneapolis, MN 55447	7,354,250	(2)	50.6%

All Executive Officers and Directors as a group (4 persons)	8,961,968	(6)	58.0%

(1)

For purposes of computing “beneficial ownership” and the percentage of outstanding Common Stock held by each person or group of persons named above as of April 13, 2007, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Represents holdings of (a) Elwin M. Beaty, including (i) 2,531,343 shares, (ii) 475,000 shares that may be purchased by Mr. Beaty upon exercise of exercisable options and (iii) 670,782 shares that may be purchased by Mr. Beaty upon exercise of exercisable warrants, and (b) Elaine E. Beaty, including (i) 2,531,343 shares of Scanner Common Stock, (ii) 475,000 shares that may be purchased by Ms. Beaty upon exercise of exercisable options and (iii) 670,782 shares of that may be purchased by Ms. Beaty upon exercise of exercisable warrants. Elwin Beaty and Elaine Beaty are married, and each of them disclaims the beneficial ownership of the securities owned by the other.

(3)	Includes 425,000 shares that may be purchased by Mr. Mork upon exercise of exercisable options and 70,310 shares that may be purchased upon exercise of an exercisable warrant.
(4)	Represents 75,000 shares that may be purchased by Ms. Radtke upon exercise of a currently exercisable warrant and 75,000 shares that may be purchased upon exercise of a currently exercisable option.
(5)	Includes 223,980 shares that may be purchased by Mr. Thorsland upon exercise of currently exercisable warrants and 75,000 shares that may be purchased upon exercise of a currently exercisable option.
(6)	See footnotes (2) through (5).

DETERMINATION OF NUMBER AND ELECTION OF DIRECTORS

(Proposals #1 and #2)

Our Bylaws provide that at each regular meeting of our shareholders, the shareholders shall determine the number of directors. The Bylaws further provide that a director’s term expires at the regular meeting of shareholders. The Bylaws also state that, between regular meetings, the number of directors may be increased and any vacancies filled by the Board of Directors.

At the recommendation of the Governance/Nominating Committee, the Board of Directors recommends setting the number of directors at four and nominates the four current directors to continue serving as directors of Scanner until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

Determining the number of directors and electing the Board of Director’s recommended director nominees requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on the matter, provided that such majority must be greater than one-third of our outstanding shares entitled to vote at the meeting.

The names, ages, and respective positions of the directors of Scanner are set forth below, as well as additional information relating to each director.

Name	Age	Position

Elwin M. Beaty	66	Chairman, President, Chief Executive Officer and Chief Financial Officer

David P. Mork	40	Senior Vice President and Director

Betsy Brenden Radtke	40	Director

Michael A. Thorsland	59	Director

Elwin M. Beaty has served as our President, Chief Executive Officer and Chief Financial Officer and a director since our merger with Scanner Technologies Corporation, a privately-held Minnesota corporation (“Scanner Minnesota”), on July 31, 2002 (the “Merger”). Mr. Beaty has also served as Chairman of the Board since December 2004. Prior to the Merger, Mr. Beaty served in the same capacities with Scanner Minnesota since its incorporation in November 1990.

David P. Mork has served as our Senior Vice President and a director since the Merger. Mr. Mork served as Senior Vice President of Scanner Minnesota from 1997 until the Merger.

Betsy Brenden Radtke has served as a director of Scanner since December 2004. Ms. Radtke serves as Associate Vice President of Alumni Relations for Hamline University in St. Paul, Minnesota where she has worked since August 1989.

Michael A. Thorsland has served as a director of Scanner since December 2004. Mr. Thorsland has served as President of Venture Mortgage Corporation, a mortgage banking company in Edina, Minnesota, since founding it in 1990.

EXECUTIVE OFFICERS

The names and ages of our current executive officers and the positions held by such officers are listed below.

Name	Age	Position

Elwin M. Beaty	66	Chairman, President, Chief Executive Officer and Chief Financial Officer

David P. Mork	40	Senior Vice President and Director

For information as to the business background of Mr. Beaty and Mr. Mork, see the preceding section of this Proxy Statement entitled Determination of Number and Election of Directors.

CORPORATE GOVERNANCE

Our business affairs are conducted under the direction of the Board of Directors in accordance with the New Mexico Business Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The corporate governance practices that we follow are summarized below.

Independence

The Company utilizes the NASDAQ independence rules for determining which of its directors are independent. The Board has determined that two of its four members is independent pursuant to NASDAQ Rule 4200(15). The two independent directors are Betsy Brenden Radtke and Michael A. Thorsland.

Code of Ethics and Business Conduct

The Board has approved a Code of Ethics and Business Conduct that applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics and Business Conduct is available free of charge to any shareholder who sends a request for a copy to Scanner Electronics Corporation, Attn. Secretary, 14505 21st Avenue North, Suite 220, Minneapolis, Minnesota 55447, and it is also available on our website at www.scannertech.com. Scanner intends to disclose on its website any amendment to, or waiver from, a provision of its Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller relating to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-B.

Meeting Attendance

Board and Committee Meetings. During fiscal 2006, the Board held no meetings and took action three (3) times by unanimous written consent. Each director attended 100% of the meetings of the Board and the committees on which such director served.

Annual Meeting of Shareholders. Subject to unavoidable personal conflicts, directors shall attend our annual meetings of shareholders. All four of our directors attended our 2006 annual shareholders’ meeting.

Committees of the Board

Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee.

Audit Committee. The Audit Committee is comprised of Michael A. Thorsland (Chair) and Betsy Brenden Radtke. Under the NASDAQ independence standard for audit committee membership, the Audit Committee was comprised of two independent directors during fiscal year 2006 and one independent director during fiscal year 2007. In 2006, both Mr. Thorsland and Ms. Radtke qualified as independent audit committee directors under NASDAQ Rule 4350(d). In February 2007, Mr. Thorsland agreed to provide a personal guarantee for the Company’s line of credit. In consideration for acting as a guarantor, the Company extended by two years the term of certain outstanding warrants held by Mr. Thorsland. As such, in 2007 Mr. Thorsland does not satisfy NASDAQ audit committee independence standards and Ms. Radtke is the only independent director on the Audit Committee. Mr. Thorsland has been named as the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-B under the Securities Act of 1933. Mr. Thorsland’s experience includes serving as Chief Financial Officer. We acknowledge that the designation of Mr. Thorsland as the Audit Committee financial expert does not impose on Mr. Thorsland any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Thorsland as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification. The Audit Committee reviews the selection and work of our independent registered public accounting firm and the adequacy of internal controls for compliance with corporate policies and directives. The Report of Audit Committee is included on page 16. The Audit Committee met four (4) times in 2006.

Compensation Committee. The Compensation Committee is comprised of Betsy Brenden Radtke (Chair) and Michael A. Thorsland, both independent directors under NASDAQ Rule 4200(15). The Compensation Committee has a charter. In accordance with its charter, a copy of which is available on our website at www.scannertech.com, the committee has certain responsibilities in connection with determining compensation for our executive officers and directors. The committee determines the compensation of the Chief Executive Officer and, taking into consideration any recommendations by the Chief Executive Officer, it also determines the compensation for our other executive officers. In addition, the committee reviews the compensation of the non-employee directors, taking into account director fees of comparable companies, and recommends to the Board the fees for the directors. The committee has authority to retain any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or other executive officer compensation and has the sole authority to approve such consultant’s fees and other terms of retention. The committee did not retain a consultant during 2006. The committee makes recommendations to the Board of Directors with respect to incentive compensation plans. This committee is vested with the same authority as the Board of Directors with respect to the granting of options and the administration of our 2004 Equity Incentive Plan. The committee may delegate to management certain responsibilities to administer incentive compensation plans. The Compensation Committee met one (1) time in 2006.

Governance/Nominating Committee. The Governance/Nominating Committee is comprised of Elwin M. Beaty (Chair), Michael A. Thorsland and Betsy Brenden Radtke. Ms. Radtke and Mr. Thorsland are the only independent director on the compensation committee under NASDAQ Rule 4200(15). Mr. Beaty does not qualify as an independent director under the NASDAQ independence standard for nominations committee membership. This committee recommends to the Board of Directors nominees for vacant positions on the Board, sets goals for the Board and monitors the achievement of such goals. This committee will consider a candidate for director proposed by a shareholder. Candidates must have broad training and experience in their chosen fields and must have achieved distinction in their activities. The committee considers the particular expertise of each nominee and strives to achieve an appropriate breadth of skills among the Board members. A shareholder who wants to propose a candidate must comply with the provisions of our Bylaws regarding nominations for the election of directors. The policies of the committee are described more fully in the Governance/Nominating Committee’s Report on page 7. The Governance/Nominating Committee held no meetings and took action one (1) time by unanimous written consent in 2006.

Communications with the Board

Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures. Shareholder communications to the Board should be sent to:

Elaine E. Beaty, Secretary

Scanner Technologies Corporation

14505 21st Ave. N., Suite 220

Minneapolis, MN 55447

GOVERNANCE/NOMINATING COMMITTEE REPORT

The Governance/Nominating Committee is comprised of a majority of independent directors. In accordance with its written charter, the Governance/Nominating Committee assists the Board of Directors with fulfilling its responsibility regarding any matters relating to corporate governance including selection of candidates for our Board of Directors. Its duties shall include oversight of the principles of corporate governance by which Scanner and the Board shall be governed; the codes of ethical conduct and legal compliance by which Scanner and its directors, executive officers, employees and agents will be governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson and other Board leaders. In addition, the Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of Scanner, nominating and screening of Board member candidates, evaluating the performance of Board members and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board. When a director’s principal occupation or business association changes substantially, such director shall tender a letter of resignation to the Board through the Governance/Nominating Committee, which resignation will be considered and acted upon in a manner that is best for the Board and Scanner.

The Governance/Nominating Committee will consider candidates for nomination as a director recommended by shareholders, directors, third-party search firms engaged by the Company and other sources. The Governance/Nominating Committee requires certain minimum qualifications of all director nominees, including high moral character and mature judgment and the ability to work collegially with others. In addition, factors such as the following shall be considered:

•	appropriate size and diversity of the Board;
•	needs of the Board with respect to particular talent and experience;
•	knowledge, skills and experience of nominee;
•	familiarity with domestic and international business matters;
•	appreciation of the relationship of our business to the changing needs of society; and
•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

Shareholders who wish to recommend one or more candidates for director to the Governance/Nominating Committee must provide written recommendation to the Secretary of Scanner. Notice of a recommendation must include the shareholder’s name, address and the number of Scanner shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any. The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Scanner may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

Shareholders who wish to present a proposal at an annual meeting of shareholders must provide a written notice to our Secretary at the address below:

Elaine E. Beaty, Secretary

Scanner Technologies Corporation

14505 21st Ave. N., Suite 220

Minneapolis, MN 55447

A copy of the current Governance/Nominating Committee Charter is available on our website at www.scannertech.com.

Members of the Governance/Nominating Committee

Elwin M. Beaty – Chair

Michael A. Thorsland

Betsy Brenden Radtke

EXECUTIVE COMPENSATION

Employment Agreements and Arrangements

On January 1, 2004, Scanner entered into an Employment Agreement with Elwin M. Beaty, our Chairman, President, Chief Executive Officer and Chief Financial Officer. Pursuant to the agreement, Mr. Beaty’s current annual salary is $240,000. In addition, Mr. Beaty is entitled to $40,000 on January 1st of each year. The agreement can be terminated by either Scanner or Mr. Beaty upon a 30-day written notice to the other party; provided, however, that if Scanner terminates Mr. Beaty’s employment without cause, Mr. Beaty is entitled to an amount equal to his total annual salary.

In an agreement dated April 19, 2002, Mr. Beaty forgave our obligation to pay him accrued salary of $1,254,575 and released Scanner, its successors, its officers and directors from any liability in connection with the accrued salary. In exchange, it was agreed that Mr. Beaty shall receive a certain amount of the proceeds, if any, that Scanner may receive out of litigation involving patents that Scanner has licensed. Under the agreement, Scanner shall keep 60% of any proceeds of the currently ongoing litigation and shall pay to Mr. Beaty 40% of such proceeds until Scanner has been reimbursed for all attorney fees and other expenses incurred in connection with the current litigation, and Mr. Beaty has received the total amount of $1,254,575. If one party has received all the amounts owing to such party before the other party’s claim under this provision has been satisfied, the other party shall receive 100% of the proceeds until its claim is satisfied. If any proceeds remain after such payment, Mr. Beaty shall receive 50% of such remainder. He also has a right to receive part of the proceeds, if any, that Scanner may receive out of any subsequent litigation involving the licensed patents. Scanner shall keep 60% of any proceeds from subsequent litigation until its attorney fees and other expenses incurred in connection with the current and any subsequent litigation have been reimbursed, and Mr. Beaty shall receive 40% of any proceeds from subsequent litigation until he has received a total amount of $1,254,575 out of the proceeds of the currently ongoing and any subsequent litigation. If any proceeds out of the subsequent litigation remain after such distribution, Scanner shall pay 25% of such remaining proceeds to Mr. Beaty.

On January 1, 2004, Scanner entered into an Employment Agreement with David P. Mork, our Senior Vice President. Mr. Mork’s current annual salary is $180,000. The agreement can be terminated by either Scanner or Mr. Mork upon a 30-day written notice to the other party; provided, however, that if Scanner terminates Mr. Mork’s employment without cause, Mr. Mork is entitled to an amount equal to one-half of his total annual salary.

To provide Mr. Mork with an incentive to continue his employment with Scanner Technologies, and to compensate him for compensation in recent years which we believe was less than he might have received in a comparable position elsewhere, Mr. Mork was also a party to the agreement described above regarding the distribution of litigation proceeds. Pursuant to the agreement, Scanner has agreed to pay to Mr. Mork 20% of the remaining proceeds, if any, that Scanner may receive out of the currently ongoing litigation, and 25% of the remaining proceeds, if any, that we may receive out of any future litigation involving the licensed patent, and that remain after the aforesaid payments to Scanner and to Mr. Beaty have been made out of such proceeds.

Summary Compensation Table

The following Summary Compensation Table sets forth certain compensation information for services rendered in all capacities to us by our Chief Executive Officer and by the only other executive officer during 2006.

Name and Principal Position	Fiscal Year	Salary ($)		Option Awards(1) ($)		Total ($)
Elwin M. Beaty Chairman, President, Chief Executive Officer and Chief Financial Officer(2)	2006	309,075	(3)	2,678	(4)	311,753

David P. Mork Senior Vice President	2006	203,300	(3)	6,427	(5)	215,727

_________________

(1)

The amounts reflect the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123R of stock option awards pursuant to our 2004 Equity Incentive Plan and represents amounts from options granted prior to fiscal year 2006. Assumptions used in the calculation of these amounts are included in footnote 5 to our consolidated financial statements under the heading “Assumptions” included in our Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

(2)	Does not include compensation paid to family members. See “Certain Relationships and Related Transactions.”
(3)	Includes $6,000 director fee and payment of unused vacation time of $23,075 to Mr. Beaty and $17,300 to Mr. Mork.
(4)	Award consists of an incentive stock option for 150,000 shares granted on January 30, 2004 at a price of $1.32 per share, which became fully vested on July 30, 2005. Option expires January 29, 2009.
(5)	Award consists of an incentive stock option for 100,000 shares granted on January 30, 2004 at a price of $1.20 per share, which became fully vested on July 30, 2005. Option expires January 29, 2011.

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Elwin M. Beaty	150,000	(1)	—	—	1.320	1/29/2009
	200,000	(2)	—	—	0.495	9/25/2010
David P. Mork	100,000	(3)	—	—	1.200	1/29/2011
	200,000	(4)	—	—	0.450	9/25/2012

_________________

(1)	75,000 shares became fully vested on July 30, 2004 and 75,000 shares became fully vested on July 30, 2005.
(2)	200,000 shares became fully vested on January 1, 2006.
(3)	75,000 shares became fully vested on July 30, 2004 and 25,000 shares became fully vested on July 30, 2005.
(4)	100,000 shares became fully vested on September 26, 2005 and 100,000 shares became fully vested on January 1, 2006.

Director Compensation

Each director receives an annual retainer of $6,000. No additional fees are paid for attendance at meetings. In addition, each director who is not an employee of Scanner receives, upon his or her initial election to the Board, a five-year warrant to purchase 20,000 shares of Common Stock at fair market value on the date of grant. Upon re-election, each non-employee director receives a similar warrant for 5,000 shares.

In lieu of granting warrants upon the re-election of directors in fiscal year 2007, the Board in January 2007 granted each director a warrant for 50,000 shares. On September 26, 2005, the Board granted options to purchase 75,000 shares at $0.45 per share to each of the two non-employee directors.

Name	Fees earned or paid in cash ($)	Option Awards(1) ($)		Total ($)
Betsy Brenden Radtke	6,000	2,084	(2)	8,084
Michael A. Thorsland	6,000	2,084	(3)	8,084

_________________

(1)

The amounts reflect the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123R for stock option awards automatically granted to non-employee directors in fiscal year 2006 pursuant to our 2004 Equity Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 5 to our consolidated financial statements under the heading “Assumptions” included in our Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

(2)

At fiscal year-end, Ms. Radtke held (i) one non-qualified stock option to purchase 75,000 shares for $0.450 per share, which became fully vested on September 26, 2005 and expires September 25, 2012, (ii) one warrant to purchase 20,000 shares for $2.940 per share which became fully vested on December 27, 2004 and expires December 27, 2009, and (iii) one warrant to purchase 5,000 shares for $0.560 per share which became fully vested on June 8, 2006 and expires June 8, 2011.

(3)

At fiscal year-end, Mr. Thorsland held (i) one non-qualified stock option to purchase 75,000 shares for $0.450 per share, which became fully vested on September 26, 2005 and expires September 25, 2012, (ii) one warrant to purchase 13,210 units for $10.80 per unit, each unit consisting of four shares of Common Stock and a warrant to purchase one share of Common Stock at $1.00 on or before July 31, 2007, (iii) one warrant to purchase 50,000 shares for $2.750 per share which became fully vested on April 14, 2003 and expires April 14, 2008 (iv) one warrant to purchase 18,750 shares for $3.500 per share which became fully vested on August 24, 2004 and expires August 24, 2007 (v) one warrant to purchase 20,000 shares for $2.940 per share which became fully vested on December 27, 2004 and expires December 27, 2009, and (iii) one warrant to purchase 5,000 shares for $0.560 per share which became fully vested on June 8, 2006 and expires June 8, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, our officers, directors, and persons who own more than 10% of our equity securities are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Based solely on our review of the copies of such reports received by us, we believe that, during 2006, all such filing requirements were complied with.

Certain Relationships and Related Transactions

Elaine E. Beaty, a more than 10% shareholder and wife of Elwin M. Beaty, our Chairman, President, Chief Executive Officer and Chief Financial Officer, is employed by Scanner Technologies, and for the years 2005 and 2006, Ms. Beaty received an aggregate salary of $98,650 and $118,375, respectively. Mr. Beaty’s son, Bok Beaty is also employed by Scanner Technologies. Mr. Beaty’s daughter, Brooke Beaty, was employed by Scanner Technologies until November 6, 2006, at which time she became a consultant to the Company. For 2005 and 2006, Bok Beaty received an aggregate salary $37,373 and $34,817, respectively, and Brooke Beaty received an aggregate salary of $32,712 and $33,578, respectively. In addition, in 2005, five-year options to purchase shares at 110% of the fair market value on the date of grant were granted to these family members: Elaine Beaty (200,000 shares at $0.495), Bok Beaty (20,000 shares at $0.495) and Brooke Beaty (20,000 shares at $0.495).

APPROVE AMENDMENT TO INCREASE SHARES UNDER 2004 EQUITY INCENTIVE PLAN

(Proposal #3)

On March 19, 2007, the Board of Directors approved an amendment to the Scanner Technologies Corporation 2004 Equity Incentive Plan (the “2004 Plan”) to increase the shares reserved under the 2004 Plan from 2,300,000 to 3,800,000, which amendment is subject to approval by our shareholders. As of April 13, 2007, there were outstanding options to purchase 2,174,500 shares of our Common Stock at prices ranging from $0.495 to $1.32, and there were 36,000 shares available for future grants. Options to purchase an aggregate of 89,500 shares at prices ranging from $0.495 to $1.50 per share have been exercised. The Board would like to have sufficient shares available under the 2004 Plan to permit that granting of equity incentives to employees, officers, consultants, advisors and directors, which is an effective means to promote the future growth and development of Scanner. Such awards, among other things, increase these individuals’ proprietary interest in our success and enables Scanner to attract and retain qualified personnel. The Board therefore recommends that all shareholders vote in favor of the amendment to the 2004 Plan to increase the number of Common shares available from 2,300,000 to 3,800,000.

Description of 2004 Equity Incentive Plan

A general description of the material features of the 2004 Plan follows, but this description is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which may be obtained without charge upon request to Elwin M. Beaty, our Chief Executive Officer.

General. The 2004 Plan was adopted by the Board on January 5, 2004 and approved by the shareholders on June 17, 2004. Under the 2004 Plan, the Board or a committee appointed by the Board may award nonqualified or incentive stock options and restricted stock to those officers, directors, consultants, advisors and employees (the “Participants”) of Scanner whose performance, in the judgment of the Administrator, can have a significant effect on the success of the Company. As of April 13, 2007, we had ten employees, two of which are executive officers, two directors who are not employees, and two consultants.

Shares Available. Assuming the shareholders approve the amendment to the 2004 Plan, the total number of shares of our Common Stock available for grants of awards to Participants directly or indirectly under the 2004 Plan shall be 3,800,000 shares of Common Stock. If any awards granted under the 2004 Plan expire or terminate prior to exercise or otherwise lapse, the shares subject to such portion of the award are available for subsequent grants of awards.

The total number of shares and the exercise price per share of Common Stock that may be issued pursuant to outstanding awards are subject to adjustment by the Board of Directors upon the occurrence of stock dividends, stock splits or other recapitalizations, or because of mergers, consolidations, reorganizations or similar transactions in which we receive no consideration. The Board may also provide for the protection of Participants in the event of a merger, liquidation, reorganization, divestiture (including a spin-off) or similar transaction.

Administration and Types of Awards. As permitted in the 2004 Plan, the Board of Directors or a committee appointed by the Board from time to time shall administer the 2004 Plan. The Administrator has broad powers to administer and interpret the 2004 Plan, including the authority: (i) to establish rules for the administration of the 2004 Plan; (ii) to select the Participants in the 2004 Plan; (iii) to determine the types of awards to be granted and the number of shares covered by such awards; and (iv) to set the terms and conditions of such awards. All determinations and interpretations of the Administrator are binding on all interested parties.

Options. Options granted under the 2004 Plan may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“I.R.C.”) or “nonqualified” stock options that do not qualify for special tax treatment under Section 422 or similar provisions of the I.R.C. No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the underlying Common Stock on the date the incentive stock option is granted. Incentive stock options granted to Participants possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall not be granted with an exercise price less than one hundred ten percent (110%) of the fair market value of the Company’s Common stock on the date of the grant of the incentive stock option. Unless otherwise determined by the Administrator, the per share exercise price for nonqualified stock options granted under the 2004 Plan will be one hundred percent (100%) of the fair market value of a share of our Common Stock on the date the nonqualified stock option is granted. The fair market value of our Common Stock was $1.00 on April 13, 2007.

The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Administrator. An incentive stock option may not be exercisable more than ten (10) years from the date of grant. Participants generally must pay for shares upon exercise of options with cash, personal or certified check or, if approved by the Administrator, previously-owned shares of Common Stock of the Company valued at the stock’s then “fair market value” as defined in the 2004 Plan. Each incentive option granted under the 2004 Plan is nontransferable during the lifetime of the Participant. A nonqualified stock option may, if permitted by the Administrator, be transferred to certain family members, family limited partnerships and family trusts.

The Administrator may, in its discretion, modify or impose additional restrictions on the term or exercisability of an option. The grants of stock options under the 2004 Plan are subject to the Administrator’s discretion. Consequently, future grants to eligible Participants cannot be determined at this time.

Restricted Stock Awards. The Administrator is also authorized to grant awards of restricted stock. Each restricted stock award granted under the 2004 Plan shall be for a number of shares as determined by the Administrator, and the Administrator, in its discretion, may also establish continued employment, vesting or other conditions that must be satisfied for the restrictions on the transferability of the shares and the risks of forfeiture to lapse. Until the risks of forfeiture have lapsed or the shares subject to any restricted stock award have been forfeited, Participants are entitled to vote shares represented by restricted stock certificates and shall receive all dividends attributable to such shares, but shall have no other rights as a shareholder with respect to the shares. No restricted stock award shall be transferable during the lifetime of the Participant prior to the date the risks of forfeiture have lapsed with respect to the restricted stock award.

Amendment. The Board of Directors may terminate or amend the 2004 Plan, except that the terms of award agreements then outstanding may not be adversely affected without the consent of the Participant. The Board of Directors may not amend the 2004 Plan to materially increase the total number of shares of Common Stock available for issuance under the 2004 Plan, materially increase the benefits accruing to any individual or materially modify the requirements for eligibility to participate in the 2004 Plan without the approval of our shareholders if such approval is required to comply with the I.R.C. or other applicable laws or regulations.

Federal Income Tax Matters

Options. “Nonqualified” stock options granted under the 2004 Plan are not intended to and do not qualify for favorable tax treatment available to “incentive” stock options under I.R.C. Section 422. Generally, no income is taxable to the Participant (and we are not entitled to any deduction) upon the grant of a nonqualified stock option. When a nonqualified stock option is exercised, the Participant generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. Scanner normally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary income and must comply with applicable tax withholding requirements.

Incentive stock options granted pursuant to the 2004 Plan are intended to qualify for favorable tax treatment to the optionee under Code Section 422. Under Code Section 422, a Participant realizes no taxable income when the incentive stock option is granted. If the Participant has been an employee of Scanner or any subsidiary at all times from the date of grant until three months before the date of exercise, the Participant will realize no taxable income when the option is exercised. If the Participant does not dispose of shares acquired upon exercise for a period of two years from the granting of the incentive stock option and one year after receipt of the shares, the Participant may sell the shares and report any gain as capital gain. Scanner will not be entitled to a tax deduction in connection with either the grant or exercise of an incentive stock option, but may be required to comply with applicable withholding requirements. If the Participant should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the Participant will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of our Common Stock on the date of exercise and the option price of the shares, or (ii) the difference between the sale price of the shares and the option price of shares. In the event of such an early sale, Scanner will be entitled to a tax deduction equal to the amount recognized by the Participant as ordinary income. The foregoing discussion ignores the impact of the alternative minimum tax, which may particularly be applicable to the year in which an incentive stock option is exercised.

Restricted Stock Awards. Generally, no income is taxable to the Participant in the year a restricted stock award is granted. Instead, the Participant will recognize compensation taxable as ordinary income equal the fair market value of the shares in the year in which the forfeiture and transfer restrictions lapse. Alternatively, if the Participant makes a “Section 83(b)” election, the Participant will, in the year that the restricted stock is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date the restricted stock is granted. Scanner normally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

New Plan Benefits

Our management and Board of Directors believe that the adoption of the 2004 Plan will enable Scanner to continue to attract and retain a strong management and employee base, and will further link key employees to and reward them for increases in shareholder value. Because awards under the 2004 Plan are subject to the Administrator’s discretion, the future benefits or amounts that may be received by employees, officers, consultants, advisors or directors under the 2004 Plan cannot be determined at this time.

The table below shows the total number of stock options that have been received by the following individuals and groups under the 2004 Plan as of April 13, 2007:

Name and Position/Group	Total Number of Options Received
Elwin M. Beaty, Chairman, President, Chief Executive Officer and Chief Financial Officer	475,000
David P. Mork, Senior Vice President	425,000
Current Executive Officers as a Group (2 persons)	900,000
Current Directors who are not Executive Officers as a Group (2 persons)	150,000
Elaine Beaty (1)	475,000
Current Employees who are not Executive Officers as a Group (6 persons)	582,000

_________________

(1)	Ms. Beaty is an “associate” of Elwin M. Beaty under Rule 14a-1, as described in further detail under “Certain Relationships and Related Transactions” above.

Vote Required

The Board of Directors recommends that the shareholders approve the Amendment to the 2004 Equity Incentive Plan to increase the shares. Under applicable New Mexico law, approval of the Amendment requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.

Equity Compensation Plan Information

The following table provides information concerning the Company’s equity compensation plans as of December 31, 2006.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,679,000	$.72	551,000
Equity compensation plans not approved by security holders (1)	50,000	$2.46	0
TOTAL	1,729,000	$.77	551,000

_________________

(1)

This plan consists of five-year warrants issued to two individuals in connection with their election as outside directors on December 27, 2004 and upon their re-election as outside directors on June 8, 2006, which warrants were immediately exercisable.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTING FIRM

(Proposal #4)

The Board of Directors recommends that the shareholders ratify the appointment of Lurie Besikof Lapidus & Company, LLP, as our independent public accounting firm for the year ending December 31, 2007. Lurie Besikof Lapidus & Company, LLP has served as our independent public accounting firm since 2002. Lurie Besikof Lapidus & Company, LLP provided services in connection with the audit of the financial statements of the Company for the year ended December 31, 2006, assistance with the Company’s Annual Report submitted to the Securities and Exchange Commission on Form 10-KSB and quarterly reports filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting. Representatives of Lurie Besikof Lapidus & Company, LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Vote Required

The ratification of Lurie Besikof Lapidus & Company, LLP as the independent registered public accounting firm for Scanner requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting.

Audit Fees

We paid the following fees to Lurie Besikof Lapidus & Company, LLP for fiscal years 2005 and 2006:

	2005	2006
Audit Fees	$62,280	$52,510
Audit-Related Fees	0	0
Tax Fees	7,200	0
All Other Fees	14,490	1,270
	$83,970	$53,780

Audit Fees. Represents fees for the audit of our annual financial statements and review of the financial statements included in our Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Tax Fees. The 2005 fees were for tax planning.

All Other Fees. The aggregate fees billed in the year ended December 31, 2005 for services relating to the SEC filings and accounting consultations were $14,490. The aggregate fees billed in the year ended December 31, 2006 for services relating to the SEC filings and accounting consultations were $1,270.

After consideration, the Audit Committee has determined that the provision of these services is compatible with maintaining the principal accountant’s independence.

Pre-Approval Policy

In accordance with the Audit Committee charter, all audit and non-audit services by the independent registered public accounting firm must be pre-approved by the Audit Committee.

REPORT OF AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of two directors. In 2006, both of those directors were independent under the NASDAQ standard for audit committee membership independence, but in 2007 only one of those two directors is independent. Thus, for 2007 the Board of Directors and the Audit Committee do not believe that the Audit Committee’s current member composition satisfies the NASDAQ rule that governs audit committee composition, Rule 4350(d)(2).

In accordance with its written charter adopted by the Board of Directors (available on our website at www.scannertech.com), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Scanner Technologies. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management;

(2)

discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3)

reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No.1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission.

Members of the Audit Committee

Michael A. Thorsland – Chair

Betsy Brenden Radtke

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any appropriate proposal submitted by a shareholder of Scanner and intended to be presented at the 2008 Annual Meeting must be received by Scanner by January 1, 2008 to be included in our proxy or information statement for the 2008 Annual Meeting. If a shareholder proposal intended to be presented at the 2008 annual meeting but not included in the proxy materials is received by us after March 16, 2008, then management named in our proxy or information statement for the 2008 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting.

OTHER BUSINESS

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Information Statement.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2006 accompanies this Notice of Annual Meeting and Information Statement. No part of such Annual Report is incorporated herein.

AVAILABILITY OF FORM 10-KSB

Scanner will furnish without charge to each shareholder of Scanner, upon written request of any such person, a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission, including the financial statements. Scanner will furnish to any such person any exhibit described in the list accompanying the Form 10-KSB upon the advance payment of reasonable fees related to furnishing such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the following address:

Elaine E. Beaty, Secretary

Scanner Technologies Corporation

14505 21st Ave. N., Suite 220

Minneapolis, MN 55447

By Order of the Board of Directors,
April 30, 2007	Elwin M. Beaty Chairman, President, Chief Executive Officer and Chief Financial Officer

SCANNER TECHNOLOGIES CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS

For the Annual Meeting of Shareholders

May 31, 2007

The undersigned hereby appoints Elwin M. Beaty and David P. Mork, or either of them, proxies with full power of substitution to vote all shares of stock of Scanner Technologies Corporation of record in the name of the undersigned at the close of business on April 13, 2007, at the Annual Meeting of Shareholders to be held at the offices of Fredrikson & Byron, P.A., Suite 4000, 200 South Sixth Street, Minneapolis Minnesota at 3:30 p.m. on May 31, 2007, or at any adjournment or adjournments thereof, hereby revoking all former proxies:

1.	Set the number of directors at four (4).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Elect Directors: Nominees:	Elwin M. Beaty, David P. Mork, Betsy Brenden Radtke and Michael A. Thorsland

☐	FOR nominees listed above (except for the nominee(s) whose name(s) has been written below	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

3.	Approve an increase of shares from 2,300,000 to 3,800,000 under the 2004 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Ratify appointment of Lurie Besikof Lapidus & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated:	, 2007

Please sign name(s) exactly as shown at left. When signing
as executor, administrator, trustee or guardian, give full
title as such; when shares have been issued in names of two
or more persons, all should sign.